POWER OF ATTORNEY


Know All By These Presents, that the undersigned constitutes and appoints Amy C. Corn, Bruce P. Nolop, Patricia M. Johnson, and Michele Coleman Mayes, and each of them acting individually, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(i) Sign any Forms 3, 4 and 5, and any and all amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder; and

(ii) File such Forms 3, 4, 5, or amendments thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any applicable stock exchange.

The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the filing of Forms 3, 4 and 5 or any amendments thereto as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney and authorization shall remain in effect until the undersigned files with the Securities and Exchange Commission a notice of revocation of this Power of Attorney by attaching such notice to the undersigned's Form 3, Form 4 or Form 5.



Executed on this ______ day of _____________, 2005.



                                          --------------------------
                                          Vincent De Palma